Registration No. 333-184807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

215 First Street

Suite 7

Cambridge, MA 02142

(857) 242-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Garabedian

President & Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street

Suite 7

Cambridge, MA 02142

(857) 242-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check the box if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, Preferred Stock, par value $0.0001 per share, Debt Securities, Warrants and Units	$(1)(2)	(1)(2)	$(1)(2)	$(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time in primary or secondary offerings at indeterminate prices. Pursuant to Rule 416 under the Securities Act, shares of common stock being registered hereby include such indeterminate number of shares as may be issuable with respect to the shares being registered hereby as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all applicable registration fees.
(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

EXPLANATORY NOTE

Effective as of June 6, 2013, Sarepta Therapeutics, Inc. changed its state of incorporation from Oregon to Delaware. This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of Sarepta Therapeutics, Inc., an Oregon corporation (“Sarepta Oregon”), with and into Sarepta Therapeutics, Inc., a Delaware corporation (“Sarepta Delaware”), then a wholly owned Delaware subsidiary established for such purpose. The Reincorporation Merger was approved by the requisite vote of stockholders at Sarepta Oregon’s Annual Meeting of Stockholders on June 4, 2013. Sarepta Delaware is deemed to be the successor issuer of Sarepta Oregon under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sarepta Oregon and Sarepta Delaware, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

The Registrant is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-184807 (the “Registration Statement”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Delaware from the State of Oregon via the Reincorporation Merger.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, now as successor issuer to Sarepta Oregon pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, the Registrant’s most recent annual report on Form 10-K and the description of the common stock of the Registrant as set forth in the Current Report on Form 8-K12B, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 6, 2013 pursuant to Rule 12g-3(f) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The information set forth in this item is incorporated by reference from Item 14 of the Registrant’s registration statement on Form S-3ASR, File No. 333-184807 filed with the SEC on November 7, 2012.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition, we intend to enter into indemnification agreements with our directors, officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, we carry director and officer liability insurance.

ITEM 16.	EXHIBITS

Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13
4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13
4.3	Form of Certificate of Designation*
4.4	Form of Common Stock Certificate	8-K12B	001-14895	4.1	6/6/13
4.5	Form of Preferred Stock Certificate*
4.6	Form of Indenture					X
4.7	Form of Note*
4.8	Form of Warrant to Purchase Common Stock*
4.9	Form of Warrant to Purchase Preferred Stock*
4.10	Form of Warrant to Purchase Debt Securities*
4.11	Form of Unit*
5.1	Opinion of Latham & Watkins LLP					X
12.1	Computation of Ratio of Earnings to Fixed Charges	S-3ASR	333-184807	12.1	11/7/12
23.1	Consent of KPMG LLP, independent registered accounting firm	S-3ASR	333-184807	23.1	11/7/12
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney					X
25.1	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

II-1

ITEM 17.	UNDERTAKINGS

The information set forth in this item is incorporated by reference from Item 17 of the Registrant’s registration statement on Form S-3ASR, File No. 333-184807 filed with the SEC on November 7, 2012.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR/A and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on June 7, 2013.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Christopher Garabedian	President, Chief Executive Officer and Director	June 7, 2013
Christopher Garabedian	(Principal Executive Officer)

*	Senior Vice President, Chief Financial Officer	June 7, 2013
Sandesh Mahatme	(Principal Financial Officer)

*	Corporate Controller, Chief Accounting Officer	June 7, 2013
Anthony Martignetti	(Principal Accounting Officer)

	Chairman of the Board	June 7, 2013
William Goolsbee

*	Director	June 7, 2013
M. Kathleen Behrens, Ph.D.

*	Director	June 7, 2013
Anthony Chase

*	Director	June 7, 2013
John C. Hodgman

*	Director	June 7, 2013
Gil Price, M.D.

*	Director	June 7, 2013
Hans Wigzell, M.D., Ph.D.

* By:	/s/ Christopher Garabedian
ChristopherGarabedian
As attorney-in-fact

EXHIBIT INDEX

Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13
4.2	Bylaws of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.2	6/6/13
4.3	Form of Certificate of Designation*
4.4	Form of Common Stock Certificate	8-K12B	001-14895	4.1	6/6/13
4.5	Form of Preferred Stock Certificate*
4.6	Form of Indenture					X
4.7	Form of Note*
4.8	Form of Warrant to Purchase Common Stock*
4.9	Form of Warrant to Purchase Preferred Stock*
4.10	Form of Warrant to Purchase Debt Securities*
4.11	Form of Unit*
5.1	Opinion of Latham & Watkins LLP					X
12.1	Computation of Ratio of Earnings to Fixed Charges	S-3ASR	333-184807	12.1	11/7/12
23.1	Consent of KPMG LLP, independent registered accounting firm	S-3ASR	333-184807	23.1	11/7/12
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney					X
25.1	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.